Exhibit (10)(br)

TO:	Chief Executive Officer and Chief Financial Officer

FROM:	Raymond J. De Hont

SUBJECT:	FYE 2011 Incentive Plan

Incentive Level:

Participants will be eligible for competitive target bonuses as a percentage of salary as shown below:

Chief Executive Officer	50%
Chief Financial Officer	40%

Bonuses will be considered and calculated based upon the attainment of (1) a financial factor and (2) certain personal objectives.

1)	Financial Factor:

Under the FYE 2011 Incentive Plan, the participant becomes eligible for 60% of the potential bonus amount (at 100% performance) upon the attainment of the “financial factor”, defined as Earnings Before Interest and Taxes (EBIT), which equals $               .

The financial factor multiplier earned based upon EBIT is listed below:

EBIT	Financial Factor Multiplier
less than 80%	0.00%
80%	30.00%
85%	37.50%
90%	45.00%
95%	52.50%
100%	60.00%
105%	66.00%
110%	72.00%
115%	78.00%
120%	84.00%
125% or greater	90.00%

FYE 2011 Incentive Plan

When determining EBIT the following items must be considered:

1)	Bonuses for eligible employees must be fully accrued.
2)
Beginning and ending reserves will be considered to determine EBIT.  All items must be fully reserved at the end of the fiscal year (bad debts, obsolete inventory, advertising, marketing, warranty, etc.).

2)	Personal Objectives:

Under the FYE 2011 Incentive Plan, the participant becomes eligible for 40% of the potential bonus amount (at 100% performance) upon the attainment of the certain “personal objectives”. The participant may qualify for this component of the FYE 2011 Incentive Plan even if bonus under the “financial factor” is not attained, however if EBIT is less than 60% of $              , or $               , the participant will not qualify to receive any bonus for  the “personal objectives” portion of the Incentive Plan.

The personal objective multiplier earned is listed below:

Objective Achievement	Personal Objective Multiplier
less than 0%	0.00%
5%	2.00%
10%	4.00%
15%	6.00%
20%	8.00%
25%	10.00%
30%	12.00%
35%	14.00%
40%	16.00%
45%	18.00%
50%	20.00%
55%	22.00%
60%	24.00%
65%	26.00%
70%	28.00%
75%	30.00%
80%	32.00%
85%	34.00%
90%	36.00%
95%	38.00%
100%	40.00%
105%	44.00%
110%	48.00%
115%	52.00%
120%	56.00%
125% or greater	60.00%

FYE 2011 Incentive Plan

Bonus Amount:

Bonus amount =	Salary x Incentive Level x (Financial Factor Multiplier + Personal Objective Multiplier)

Note:

This Incentive Plan (“Plan”) is not a contract that entitles you to an award if the Plan objectives for the fiscal year are met; rather, this Plan is a discretionary short term cash bonus plan administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee retains the sole and absolute discretion to deny and not pay bonuses under the Plan and to reduce bonuses payable under the Plan, notwithstanding the attainment of objectives under the Plan; to increase or pay bonuses under the Plan, even if the objectives under the Plan have not been met; and to further condition, modify or amend the objectives and conditions of eligibility under the Plan. The Committee also retains the sole discretion with respect to awards to be paid, if any, in connection with separations from employment that occur during a Plan year.

Examples of Individual Award with Salary of $100,000 and Incentive Level of 50%:

Example #1:

Goals achieved by employee:
1) EBIT = 100%
2) Personal Objectives = 100%

Bonus amount = $100,000 x 50% x (60% + 40%) = $50,000

Example #2:

Goals achieved by employee:
1) EBIT = 80%
2) Personal Objectives = 100%

Bonus amount = $100,000 x 50% x (30% + 40%) = $35,000

Example #3:

Goals achieved by employee:
1) EBIT = 79%
2) Personal Objectives = 125%

Bonus amount = $100,000 x 50% x (0% + 60%) = $30,000

FYE 2011 Incentive Plan

Example #4:

Goals achieved by employee:
1) EBIT = 125%
2) Personal Objectives = 125%

Bonus amount = $100,000 x 50% x (90% + 60%) = $75,000

Example #5:

Goals achieved by employee:
1) EBIT = 115%
2) Personal Objectives = 100%

Bonus amount = $100,000 x 50% x (78% + 40%) = $59,000